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                                                              Exhibit 23.2


         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Midisoft Corporation for the registration of 675,000 shares of its common stock and to the incorporation by reference therein of our report dated March 13, 1997, with respect to the financial statements of Midisoft Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP


Seattle, Washington
June 17, 1997